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                                                                    Exhibit 21.1

                                  SUBSIDIARIES

Name                                              Jurisdiction of Formation
----                                              -------------------------

NCO Financial Systems, Inc.                       Pennsylvania
NCO Funding, Inc.                                 Delaware
NCO Financial Services, Inc.                      Canada
FCA Funding, Inc.                                 Delaware
NCO Portfolio Management, Inc. *                  Delaware
Compass International Services Corporation        Delaware
NCO Financial Services (UK), Limited              United Kingdom
NCO Financial Systems of Puerto Rico, Inc.        Puerto Rico
JDR Holdings, Inc.                                Delaware
NCO Holdings, Inc.                                Delaware
NCO Customer Management, Inc.                     Pennsylvania
RMH Teleservices Asia Pacific, Inc.               Delaware
RMH Teleservices International, Inc.              Canada
NCOCRM Funding, Inc.                              Delaware
Horsham Aviation LLC                              Delaware
NCO Support Services, LLC                         Delaware


     *Owns 25 subsidiaries operating in the United States engaged in the ownership of delinquent receivables.

Note: This table does not include any subsidiary that is not required to be listed pursuant to Item 601 (b) of Regulation S-K.